                                                                   Exhibit 10.28



                        COLLECTIVE BARGAINING AGREEMENT

                                    Between

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                                      and


                         UNITED STEELWORKERS OF AMERICA



                        ON BEHALF OF LOCAL UNION 3403-43

                                   INDEX FOR


                        COLLECTIVE BARGAINING AGREEMENT

                                    Between

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

                                      and

                         UNITED STEELWORKERS OF AMERICA


                                                                   Page
                                                                 --------
ARTICLE 1    PURPOSE AND INTENT OF THE PARTIES                          2

ARTICLE 2    RECOGNITION                                                4

ARTICLE 3    UNION SECURITY AND CHECKOFF                                4

             A.  Union Membership                                       4

             B.  Checkoff                                               5

             C.  USWA/PAC Contribution Checkoff                         6

             D.  Indemnity Clause                                       6

ARTICLE 4    MANAGEMENT RIGHTS                                          7

ARTICLE 5    NO STRIKE/NO LOCKOUT                                       8

             A.  No Strike  8

             B.  No Lockout                                             8

ARTICLE 6    GRIEVANCE AND ARBITRATION                                  9

             A.  Purpose/Procedure                                      9

             B.  Definition of Grievance                                9

             C.  Discussion of Request or Complaint                     9

             D.  Grievance Procedure                                    9

             E.  Arbitration Procedure                                 10

                                                                       Page
                                                                     --------
             F.  Suspension of Grievance Procedure                         11

             G.  Union Grievance Committee                                 11

             I.  Access to Plant                                           12

ARTICLE 7    RATES OF PAY                                                  12

             A.  STANDARD HOURLY WAGE RATES                                12

             B.  INCENTIVES AND STANDARDS                                  12

ARTICLE 8    HOURS OF WORK                                                 12

             A.  STRAIGHT TIME AND OVERTIME                                12

             B.  BASIS OF PREMIUM PAY CALCULATION                          13

             C.  OVERTIME DISTRIBUTION                                     13

             D.  SHIFT DIFFERENTIAL                                        13

             E.  REPORTING ALLOWANCE                                       14

             F.  ALLOWANCE FOR JURY DUTY                                   15

             G.  ALLOWANCE FOR FUNERAL LEAVE                               15

ARTICLE 9    HOLIDAYS                                                      16

ARTICLE 10   VACATIONS                                                     17

             A.  ELIGIBILITY                                               17

             B.  LENGTH OF VACATION                                        18

             C.  VACATION PAY                                              19

ARTICLE 11   SENIORITY                                                     19

ARTICLE 12   PROBATIONARY EMPLOYEES                                        26

ARTICLE 13   CONTRACTING OUT                                               27

ARTICLE 14   LEAVE OF ABSENCE                                              28

ARTICLE 15   SAFETY AND HEALTH                                             29

                                                                   Page
                                                                 --------
             A.  OBJECTIVE AND OBLIGATIONS                             29

             B.  SAFETY APPAREL AND EQUIPMENT                          29

             C.  DRUG AND ALCOHOL                                      30

ARTICLE 16   HEALTH BENEFITS                                           30

ARTICLE 17   RETIREMENT PLAN                                           30

ARTICLE 18   PROFIT SHARING                                            31

ARTICLE 19   NON-DISCRIMINATION/EQUAL EMPLOYMENT OPPORTUNITY           31

ARTICLE 20   BULLETIN BOARD                                            32

ARTICLE 21   AGREEMENT COMPLETE                                        32

ARTICLE 22   EFFECT OF LAW                                             33

ARTICLE 23   TERMINATION                                               33

                                  APPENDICES
                                  ----------

                                                                   Page
                                                                 --------
APPENDIX A    WAGE RATE                                                35

APPENDIX B    BENEFITS                                                 38

APPENDIX C    FORMER ARMCO EMPLOYEES                                   39

APPENDIX D    PROFIT SHARING                                           40

APPENDIX E    PROFIT SHARING AUDIT PROCEDURES                          42

APPENDIX F    DRUG AND ALCOHOL TESTING POLICY                          43

                        COLLECTIVE BARGAINING AGREEMENT
                        -------------------------------


     This Agreement dated as of the 1st day of September, 1997, is between Universal Stainless & Alloy Products, Inc. (hereinafter referred to as the "Company") and United Steelworkers of America (hereinafter referred to as the "Union"). Except as otherwise expressly provided herein, the provisions of this Agreement shall be effective until August 31, 2002.


     The Union is hereby designated the exclusive collective bargaining representative of the employees of the Company as defined in Article 2, and the Company recognizes the Union as such exclusive representative. Accordingly, the Union makes this Agreement in its capacity as the exclusive collective bargaining representative of such employees. As the representative of the employees, the Union may process grievances through the grievance procedure, including arbitration, in accordance with this Agreement or adjust or settle the same.


     The Company retains the exclusive right to direct, manage and control the business and the work forces, except to the extent this Agreement specifically provides to the contrary.

                                   ARTICLE 1
                                   ---------

                       PURPOSE AND INTENT OF THE PARTIES
                       ---------------------------------

1. The purpose of the Company and the Union in entering into this labor Agreement is to set forth their agreement on rates of pay, hours of work, and other conditions of employment so as to promote orderly and peaceful relations with the employees, to achieve uninterrupted operations in the plants, and to achieve the highest level of employee performance consistent with safety, good health, and sustained effort.


2. The Company and the Union encourage the highest possible degree of friendly, cooperative relationships between their respective representatives at all levels and with and between all employees. The officers of the Company and the Union realize that this goal depends on more than words in a labor agreement, that it depends primarily on attitudes between people in their respective organizations and at all levels of responsibility. They believe that proper attitudes must be based on full understanding of and regard for the respective rights and responsibilities of both the Company and the Union. They believe also that proper attitudes are of major importance in the plants where day-to-day operations and administration of this Agreement demand fairness and understanding. They believe that these attitudes can be encouraged best when it is made clear that Company and Union officials, whose duties involve negotiation of this Agreement, are not anti-Union or anti-Company but are sincerely concerned with the best interests and well-being of the business and all employees.


3. The parties are concerned that the future of the industry in terms of employment security and return on substantial capital expenditures will rest heavily upon the ability of the parties to work cooperatively to achieve significantly higher productivity trends. The parties are acutely aware of the impact upon the industry and its employees of the sizable penetration of the domestic steel market by foreign producers. The parties have joined their efforts in seeking relief from the problem of massive importation of foreign steel manufactured in low-wage countries. Thus, it is incumbent upon the parties to work cooperatively to meet the challenge posed by principal foreign competitors. It is also important that the parties cooperate in promoting the use of American-made steel.


4. The representatives of the Company and the Union shall continue to provide each other with such advance notice as is reasonable under the circumstances on all matters of importance in the administration of the terms of the labor agreement, including changes or innovations affecting the relations between the parties.


5. To help in developing and maintaining a good relationship between the parties, an Activities Committee (Committee) will be formed to plan and organize activities, events or other common interest programs for all the employees of the Universal Stainless & Alloy Products, Inc. Specialty Steel Division, Bridgeville, PA.


    The Committee will be comprised of three Union designated employees and two salary designated employees. The funding of the activities, events, programs or other items will be derived mainly from the commissions received from the vending machine usage at the facility.


    The Committee must act in a manner as to benefit or give an opportunity to benefit the entire group of employees.


    The Committee must maintain records of all activities, programs, etc. and an accounting of all funds received and dispensed.


    The Company will maintain the funds and administer such funds at the discretion of the Committee.

                                   ARTICLE 2
                                   ---------

                                  RECOGNITION
                                  -----------


The Company recognizes the Union as the exclusive representative for purposes of collective bargaining with respect to wages, hours of work, and all other terms and conditions of employment for all employees as defined herein. The term "employee" as used in this Agreement shall include all regular hourly rated production and maintenance employees employed by the Company in its plants, but excluding salaried employees, office clerical, confidential, professional employee, guards and supervisors as defined by the National Labor Relations Act, as amended.


                                   ARTICLE 3
                                   ---------

                          UNION SECURITY AND CHECKOFF
                          ---------------------------


A.   UNION MEMBERSHIP
     ----------------

     1. Any employee who is a member of the Union in good standing on the effective date of this Agreement shall, as a condition of employment, maintain membership in the Union to the extent of paying the periodic membership dues uniformly required of all Union members.


     2. Any employee who on the effective date of this Agreement is not a member of the Union and any employee thereafter hired shall, as a condition of employment, starting thirty (30) days after the effective date of this Agreement or thirty days after hire date, whichever is earlier, acquire and maintain membership in the Union to the extent of paying or tendering the initiation fee and the periodic membership dues uniformly required of all Union members.



     3. The foregoing provisions shall be effective in accordance and consistent with applicable provisions of federal and state law.

B.   CHECKOFF
     --------

     1. During the life of this Agreement, the Company will check off monthly dues, assessments and initiation fees each as designated by the International Treasurer of the Union, as membership dues in the Union on the basis of individually signed voluntary checkoff authorization cards in forms agreed to by the Company and the Union.


     2.  The following general conditions will be applicable:

         a. New checkoff authorization cards will be submitted to the Company through the Financial Secretary of the Local Union. Immediately after the end of each month the Union shall submit to the Company a summary list of cards submitted in each month.

         b. Deductions on the basis of authorization cards submitted to the Company shall commence with respect to dues for the month in which the Company receives such authorization card or in which such card becomes effective, whichever is later. Dues for a given pay period shall be deducted from each pay.

         c. The Union will be notified of the reason for non-transmission of dues in case of layoff, discharge, resignation, leave of absence, sick leave, retirement, death or insufficient earnings.

         d. Unless the Company is otherwise notified, the only Union membership dues to be deducted for payment to the Union from the pay of the employee who has furnished an authorization shall be the monthly or other periodic Union dues. The Company will deduct initiation fees when notified by notation on the list referred to in (a) above, and assessments as designated by the International Treasurer.

         e. The provisions of this Subsection B shall be effective in accordance and consistent with applicable provisions of state and federal law.

C.   USWA/PAC CONTRIBUTION CHECKOFF
     ------------------------------

     The Company agrees that it will checkoff and transmit to the Treasurer of the United Steelworkers of America Political Action Committee (USWA/PAC), voluntary contributions to the USWA Political Action Fund from the earnings of those employees who voluntarily authorize such contributions on forms provided for that purpose by the USWA/PAC.

     It is understood that the parties acknowledged that the costs of implementing and administering the USWA/PAC checkoff program would be an obligation of the Union and that the estimated costs of such implementation and administration of the program were incorporated by the Company in its valuation of the September 1, 1997, collective bargaining negotiations settlement. The Union, however, will be responsible for the cost of printing and distributing voluntary USWA/PAC wage deduction authorization forms. It is specifically agreed that the USWA/PAC checkoff plan will be implemented as follows:

     The Company shall deduct from wages payable during each payroll period in each month voluntary contributions to the USWA/PAC by those employees represented by the United Steelworkers of America who voluntarily authorize such deductions and contributions on forms provided for that purpose by the USWA/PAC. The amount and timing of such USWA/PAC wage deductions and the transmittal of such voluntary contributions to the USWA/PAC may be as specified in such forms and in conformance with any applicable state or federal statute; provided however, that if an employee revokes a deduction authorization, the employee shall not be eligible for payroll deduction of USWA/PAC contributions for a period of one year for the date of revocation.

D.   INDEMNITY CLAUSE
     ----------------

     The Union shall indemnify and save the Company harmless against any and all claims, demands, suits or other forms of liability that shall arise out of or by reason of action taken or not taken by the Company for the purpose of complying with any of the provisions of this Section, or in reliance on any list, notice, or assignment furnished under any of such provisions.

                                   ARTICLE 4
                                   ---------

                               MANAGEMENT RIGHTS
                               -----------------


A. The Company reserves and retains the right to direct, manage and control the business and the work force, except to the extent that this Agreement specifically provides to the contrary.

B. The rights reserved and retained by the Company include, but are not limited to, the right to plan, direct and control operations; to determine when work is to be performed; to determine, alter, revise, change or eliminate any or all means, methods, processes, materials and schedules of production; to determine the existence, number, composition and size of crews; to determine or change the duties of jobs; to determine the location or relocation of the plant, departments or operations; to establish production and work standards; to transfer and assign orders for production to determine whether and to what extent the work required in its business shall be performed by employees covered by this Agreement; to transfer employees between jobs, shifts and departments in order to maintain efficient and/or economic operations; to hire; to discipline, suspend or discharge for cause; to layoff, transfer, promote or demote; to make and enforce reasonable rules (including rules relating to substance abuse and requiring employees to submit to blood, urine, or other appropriate medical testing on the basis of probable cause or routine screening at or prior to initial employment or upon a return to work after an absence of thirty (30) calendar days or longer, except to the extent that this Agreement specifically provides to the contrary.

C. Should the Company fail to exercise any of its rights, or to exercise them in a particular way, it shall not be deemed to have waived such rights or to be precluded from exercising them in some way.

                                   ARTICLE 5
                                   ---------

                              NO STRIKE/NO LOCKOUT
                              --------------------

A.   NO STRIKE
     ---------

     1. There will be no strikes of any kind, including sympathetic strikes and unfair labor practice strikes, during this Agreement. "Strikes" include any work stoppage, slowdown, picketing, or any other concerted activity, or attempt at concerted activity, which would interrupt or limit the performance of services. Neither the Union or any employee will encourage, authorize, participate in or condone any strike.

     2. The Union will use its best efforts to prevent any violation of this Article and to terminate any violation should one occur. If a violation of this Article occurs, the Union will publicly denounce the strike, and will provide the Company with written notice that the strike is not authorized, is in violation of this Agreement, and is not to be honored. If the Union carries out its obligations under this Article, it shall have no financial liability for any such violation.

     3. The Company shall have the right to discharge or suspend employees for violation of this Article.

         Employees so disciplined shall have recourse to the grievance and arbitration procedure, but the discipline imposed shall not be overturned unless the employee is found innocent of any violation, and the arbitrator shall have no authority or jurisdiction to reduce or modify discipline, except upon such a finding of innocence.

B.   NO LOCKOUT
     ----------

     1. The Company shall engage in no lockout during the term of this Agreement.

                                   ARTICLE 6
                                   ---------

                           GRIEVANCE AND ARBITRATION
                           -------------------------

A.   Purpose/Procedure

     The purpose of this Section is to provide an orderly procedure for the discussion of any request or complaint and to establish procedures for the processing and settlement of grievances as hereinafter defined. The action of the Company giving rise to any alleged grievances shall remain in effect until the grievance is finally resolved.

B.   Definition of Grievance

     "Grievance" as used in this Agreement is limited to a complaint which has not been settled as a result of the discussions required by Subsection C and which involves the interpretation or application of, or compliance with, the provisions of this Agreement, and such settlements shall not add to, detract from, or alter in any way the provisions of this Agreement.

C.   Discussion of Request or Complaint

     Any employee who believes that he has a justifiable request or complaint shall discuss the request or complaint with his Foreman, with or without the Grievance Committeeman being present, as he may elect, in an attempt to settle the request or complaint.

D.   Grievance Procedure

     The Grievance procedure shall be as follows:

     1. Step I - Within seven (7) working days upon the occurrence of the incident, the employee or Union representative shall make a written complaint to the appropriate supervisor. The supervisor shall answer in writing within five (5) working days.

     2. Step II - Within five (5) working days after receipt of the supervisor's Step I response, the Union Chairperson, Vice President or Committeeman shall submit a written grievance to the Department Manager or Plant Manager. The Department Manager or Plant Manager shall answer the grievance in writing within seven (7) working days.

     3. Step III - Within fifteen (15) days after receipt of the Company's answer, the Union President or Vice President, the Union International Representative and the Company Director of Employee Relations or Plant Manager shall meet to discuss the grievance. The Company shall mail its answer to the Union within fifteen (15) days after the Step III meeting. With respect to time limits, Saturdays, Sundays and Holidays are excluded for both the Company and the Union. The aforementioned time limits also apply to Step IV - Arbitration.

     4.  Step IV - Arbitration

E.   Arbitration Procedure

     1. In the event the dispute shall not have been satisfactorily settled in Step III, the grievance may be referred to an impartial arbitrator to be mutually agreed upon by the parties hereto, such appeal to be taken within fifteen (15) days after receipt by the Union of the Company's answer in Step III. If, after fifteen (15) days following appeal, the parties fail to agree upon an arbitrator the selection shall be made from panels recommended by the F.M.C.S. Failing mutual agreement on an arbitrator from such panels the F.M.C.S. shall appoint the impartial arbitrator to serve in the dispute.

     2. The conduct hearings and other procedures having to do with arbitration of the dispute shall follow the procedures then in effect under the voluntary labor arbitration rules of the F.M.C.S.

     3. The arbitrator shall have jurisdiction and authority to interpret, apply, or determine compliance with the provisions of this Agreement relating to the wages, hours of work, and other conditions of employment set forth in this Agreement, together with those agreements which are, or may hereafter be, in effect in the plant insofar as shall be necessary to the determination of such grievances arising hereunder; but the arbitrator shall not have jurisdiction or authority to add to, detract from, or alter in any way the provisions of this Agreement or supplements thereunder.

     4. The arbitrator shall render a decision within thirty (30) working days of the last hearing day unless otherwise extended by mutual agreement of the parties. The decision of the arbitrator shall be final and binding upon the Company, the Union, and the employees. All expenses incurred as a result of the arbitration shall be borne equally by the Company and the Union.

F.   Suspension of Grievance Procedure

     If this Agreement is violated by the occurrence of a strike, slowdown, work stoppage, or interruption or impeding of work in any department or sub-division, no grievance shall be discussed or processed for the employees directly involved in the violation while such violation continues. The Union will proceed immediately to get the concerned employees in compliance with this Agreement.

G.   Union Grievance Committee

     1.  General Grievance Committee

         A General Grievance Committee shall be established not to exceed three employees. The General Grievance Committee, as such is designated to the Company, shall attend meetings to discuss grievances heard in the Second Step of the grievance procedure and other appropriate labor-management meetings called by the parties.

     2.  Grievancemen

         Grievancemen may be designated to the Company to represent employees, serving as the Union representative for any grievance. The Union shall notify the Company of its designee to serve as Chairman of the grievance committee to represent employees in the Second Step of the grievance procedure. Grievancemen shall serve as the exclusive Union representative for the processing of any grievance under their jurisdiction in Step I of the grievance procedure. In addition, the grievancemen may participate in other appropriate labor-management meetings called by the parties.

     3.  Grievance Activities

         Grievance Committeemen will be afforded time off without pay as may be required to transact the necessary and proper business of the Grievance Committee, including the settlement of grievances, upon notice to and with the permission of their supervisor.

H.   Access to Plant

     The representatives of the Union who customarily handle grievances in Step II of the grievance procedure shall have access to the plant, subject to the established rules of the plant, at reasonable times to investigate grievances with which they are concerned.



                                   ARTICLE 7
                                   ---------

                                  RATES OF PAY
                                  ------------


A.   STANDARD HOURLY WAGE RATES
     --------------------------

     The standard hourly wage rates and bonuses for the respective job classifications shall be those set forth in Appendix A of this Agreement.


B.   INCENTIVES AND STANDARDS
     ------------------------

     The Company has the right solely at its discretion to establish reasonable incentive standards on any or all of its operations or jobs. Prior to the establishing of any such standards the Company and Union will meet and attempt to agree on such standards. Upon agreement or failing to agree with a thirty (30) day period, the Company will establish the standard. The Union may grieve whether such standards are equitable.



                                   ARTICLE 8
                                   ---------

                                 HOURS OF WORK
                                 -------------


A.   STRAIGHT TIME AND OVERTIME
     --------------------------

     This Agreement does not constitute a guarantee of any number of hours per day or days or hours per week. For the employees' advance notice, work schedules shall be posted or otherwise made known to employees. Postings will be made not later than Thursday at 2:00 p.m. of the week preceding the calendar within which the schedule becomes effective. The local union representative will be notified if major changes are made after posting. All work performed in excess of forty (40) hours in any one work week or in excess of ten (10) hours in any work day shall be paid at the rate of one and one-half (1-1/2) times regular rate. All hours not worked but paid as contractual holidays, funeral leave, jury pay, reporting pay, or vacation shall be considered as hours worked for the purpose of computation of overtime; hours paid at overtime rates shall not be counted further in determining overtime pay liability; overtime shall not be pyramided for the purpose of computation of overtime pay.

B.   BASIS OF PREMIUM PAY CALCULATION
     --------------------------------

     1. The following shall provide the basis for calculating overtime or other premium compensation.

         a. The payroll week shall start with the first shift nearest Midnight Sunday and run for seven consecutive days, except as deviations may be necessary for certain employees or groups of employees.

         b. The workday for purposes of this Subsection is the 24-hour period beginning with the time the employee begins work.

C.   OVERTIME DISTRIBUTION
     ---------------------

     Overtime within a work unit will be distributed in order of most senior qualified employee, the senior qualified employee given a choice to work the overtime before less senior employees are offered the overtime except in the case where an employee is on the job, he shall remain on the job if a continuation of work results in overtime. Least senior qualified employees must work if more senior employees elect not to work. The Company will determine the number and qualifications of employees needed to work overtime.

D.   SHIFT DIFFERENTIAL
     ------------------

     In the event any hours in a shift are worked outside the interval from 5:00 a.m. to 6:00 p.m., shall be paid at a shift differential rate of 15 cents per hour.

E.   REPORTING ALLOWANCE
     -------------------

     1. An employee who is scheduled or notified to report and who does report for work shall be provided with and assigned to minimum of four (4) hours of work on the job for which he was scheduled or notified to report or, in the event such work is not available, shall be assigned or reassigned to another job for which he is qualified. In the event, when he reports for work, no work is available, he shall be released from duty and credited with a reporting allowance of four (4) times the standard hourly rate of the job for which he was scheduled or notified to report. When an employee who starts to work is released from duty before he works a minimum of four (4) hours, he shall be paid for the hours worked and credited with a reporting allowance equal to the standard hourly wage rate of the job for which he was scheduled or notified to report multiplied by the unutilized portion of the four (4) hour minimum.

     2.  The provisions of this Subsection E shall not apply in the event that:

         a) Strikes, work stoppages in connection with labor disputes, failure of utilities or acts of God.

         b) An employee is not put to work or is laid off after having been put to work, either at his own request or due to his own fault; or

         c) An employee refuses to accept an assignment or reassignment within the first four (4) hours as provided in Paragraph A above; or

         d) Management gives reasonable advance notice of a change in scheduled reporting time or that an employee need not report. Reasonable notice is a minimum of two (2) hours prior to the start of the scheduled reporting time. Employees shall be responsible for providing the Company with a current telephone number for utilization in providing notice not to report; a completed notification call to such telephone number shall constitute the equivalent of actual notice to the employee.

F.   ALLOWANCE FOR JURY SERVICE AND WITNESS DUTY
     -------------------------------------------

     1. An employee who is called for jury service or subpoenaed as a witness shall be excused from work for the days on which he serves. Service, as used herein, includes required reporting for jury duty when summoned, whether or not actually seated as a juror or required to testify as a witness. Such employee shall receive, for each such day of service on which he otherwise would have worked, the difference between the payment he receives for such service and the amount calculated by the Company in accordance with the following formula. Such pay shall be based on the number of days such employee would have worked had he not been performing such service (plus any holiday in such period which he would not have worked) and the pay for each such day shall be eight (8) times his average straight-time hourly rate of earnings during the last payroll period worked prior to such service. The employee will present proof of service or reporting as a juror and the amount of pay, if any, received therefor. No employee shall be paid more than forty (40) hours pay under this provision in any contract year.

G.   ALLOWANCE FOR FUNERAL LEAVE
     ---------------------------

     1. When death occurs to an employee's legal spouse, mother, father, son, daughter, brother or sister, an employee, upon request, will be excused and paid for up to a maximum of three (3) scheduled shifts (or for such fewer shifts as the employee may be absent) which fall within a three
         (3) consecutive calendar day period; provided, however, that one (1) such calendar day shall be the day of the funeral and it is established that the employee attended the funeral. Payment for each day of absence shall be (8) times the employee's average straight time hourly earnings; and employee, upon request, will be excused and paid for a maximum of one (1) scheduled shift during such period for the purpose of attending the funeral of the employee's grandparents or grandchildren, mother-in-law or father-in-law.

     2. An employee will not receive funeral pay when it duplicates pay received for time not worked for any other reason.

                                   ARTICLE 9
                                   ---------

                                   HOLIDAYS
                                   --------

A. An eligible employee who does not work on a holiday listed in this Article shall be paid holiday pay of eight (8) times his average straight-time hourly rate (excluding shift differential and overtime premiums) during the payroll period preceding the payroll period in which the holiday occurs; provided, however, that if an eligible employee who is scheduled to work on any such holiday fails to report or perform his scheduled or assigned work, the employee shall become ineligible to pay for the unworked holiday unless excused for good cause.

B. For all hours worked by an employee on any of the holidays specified below, hours worked shall be paid at the rate of two times his regular rate of pay; this rate includes any holiday pay for which the employee would otherwise be eligible. Hours worked shall count for the purposes of overtime calculation.

C. The holidays specified are Memorial Day, July 4, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, the day before Christmas Day, Christmas Day, and New Year's Day. The holiday shall be the twenty-four
     (24) hour period beginning 12:01 a.m. of the holiday. The local Union and the Company will meet in November of each year to set the date for observance of holidays which are on a Saturday or Sunday.

D.   As used in this Article, an eligible employee is one who:

     1.  has completed his probationary period;

     2. performs work or is on vacation in the payroll period in which the holiday occurs; or if he is laid off for such payroll period, performs work or is on vacation in both the payroll period preceding and the payroll period following the payroll period in which the holiday occurs; and

     3. works as scheduled or assigned both on his last scheduled workday prior to and on his first scheduled workday following the holiday unless excused for just cause.

E. When a holiday occurs during an eligible employee's scheduled vacation, he shall be paid for the unworked holiday in addition to his vacation pay, but shall not receive any additional time off due to the occurrence of the holiday, unless the employee schedules, with permission of his supervisor, to have the holiday taken at another time. If the holiday pay is granted on a day that was not previously scheduled, the holiday will not count toward overtime calculations. Holidays must be taken in the calendar year.


                                   ARTICLE 10
                                   ----------

                                   VACATIONS
                                   ---------

A.   ELIGIBILITY
     -----------

     To be eligible for a vacation in any calendar year during the term of this Agreement, the employee must:

     1.  Work at least one day in the calendar year;

     2.  Have one (1) year or more of continuous service; and

     3. Have performed 1400 hours of actual work during the prior calendar year or, in the case of an employee in his first year of employment, during such first year of employment. If this 1400 hour requirement has not been satisfied, the employee, if otherwise eligible, shall receive a prorated vacation payment based on the number of hours actually paid during the applicable 12 calendar month period as a percentage of 2080 hours. Such percentage shall be that employee's prorated pay entitlement.


     4. An employee, even though otherwise eligible, forfeits the right to receive vacation benefits if he is discharged under the provisions of the Agreement. Full or prorated vacation benefits under this Article as computed under Paragraph 3 of Section A shall be paid to an employee's spouse or estate if the employee dies during the eligibility year.

B.   LENGTH OF VACATION
     ------------------

     1. An eligible employee who has attained the years of continuous service indicated in the following table in any calendar year during the continuation of this Agreement shall receive a vacation corresponding to such years of continuous service:



-----------------------------------------------------------
  Years of Service                      Weeks of Vacation
-----------------------------------------------------------
  1 but less than 3                             1
-----------------------------------------------------------
  3 but less than 7                             2
-----------------------------------------------------------
  7 or more                                     3
-----------------------------------------------------------

     2. A week of vacation shall consist of seven (7) consecutive days, Sunday through Saturday.

     3. Vacations will, so far as practicable, be granted at times most desired by employees (longer service employees being given preference as to choice); but the final right to allot vacation periods and to change such allotments is exclusively reserved to the Company in order to insure the orderly operation of the plants.

     4. In case Management desires to schedule vacations (two weeks maximum) for employees eligible therefor during shutdown periods instead of in accordance with the previously established vacation schedules for that year, Management shall give affected employees forty-five (45) calendar days' notice of such intent; in the absence of such notice, an affected employee shall have the option to take vacation during the shut-down periods or to be laid off during the shut-downs and to take vacation at the previously scheduled time.

     5. The employees listed on Appendix C will, if otherwise eligible, receive a total of three (3) weeks vacation starting January 1, 1998. The employees listed on Appendix C are credited three (3) years of service in addition to their actual Universal Stainless service, toward vacation eligibility only.

C.   VACATION PAY
     ------------

     1. Each employee granted a vacation under this Article will be paid the average straight time pay for the prior calendar year.

     2. Hours of vacation pay for each vacation week shall be 40 hours per week.


                                   ARTICLE 11
                                   ----------

                                   SENIORITY
                                   ---------

A. The parties recognize that promotional opportunity and job security in event of promotions, decreases of forces, and recalls after layoffs should increase with increased length of continuous service and according to the bidding procedure and lines of progression.

B. In recognition, however, of the responsibility of Management for the efficient operation of the works, it is understood and agreed that in all cases of:

     1. Promotion (except promotions to positions excluded under the definition of "employees" in Article 2). The following factors as listed below shall be considered; however, only where factors "a." and "b." are relatively equal shall length of continuous service be considered and shall be the determining factor.

         It is recognized by both parties to this Agreement that the job-bidding program is intended to provide opportunity for employees to bid on any non-line of progression job, regardless of job class, which an employee may prefer. Subject to eligibility, employees may bid on these jobs whether the job desired is a higher, equal, or lower paid classification than the job classification they are currently occupying.

         All bids within a department are considered before any consideration is given to bids from employees in other departments.

         Senior employees possessing the necessary qualifications shall have the preference in job bidding; however, seniority alone shall not entitle any bidder to the job. The following factors as listed below shall be considered; however, only when factors "(a)" and "(b)" below are relatively equal, shall length of continuous service be the determining factor:

         (a)  Ability to perform the work.

         (b)  Physical fitness.

         (c)  Continuous service.

         When there are any jobs within the bargaining unit, which can be filled from among the existing employees, the job bidding procedure in the following subparagraphs shall apply. It is mutually understood; however, that this bidding procedure shall not preclude the right of the Company to hire new employees possessing the necessary skills for jobs which existing employees are incapable of performing.

         (a)  The job openings shall be posted on all bulletin boards for five
              (5) consecutive work days. This five (5) day period includes Monday through Friday.

         (b) No bids shall be accepted after the five (5) day posting period has ended. Except in the case of an employee who is on vacation or out sick, in which case those applicable employees will be permitted up to ten (10) days after the first day of posting to respond, but no longer than his first day back to work.

         (c) Any employee bidding for a job will have the right to withdraw his bid if it is withdrawn during the posting period. When a job opening is posted, it will be identified by department. Withdrawals must be signed by employee and administrator or security guard.

              Once a bid is filled, the bid sheet becomes void and in the event of an opening within the 30-day probationary period, or if additional employees are needed, the job will be reposted.

         (d) It is agreed that job bidding under this paragraph shall consist of signing an application and submitting such application, signed by the employee and an administrator or security guard, to the administrator or security guard.

         (e) The employer shall notify the successful bidder and the Local Union Chairperson within ten (10) days after the close of the posting period at which time a notice of the successful bidder will be posted on plant bulletin boards.

         (f) Successful bidders are restricted from signing another bid slip for a period of one (1) year.

         (g) It is agreed that no more than two employees in one classification within one department can be successful bidders within any two-week period. More than two will be permitted to bid out so long as these additional removals do not disrupt the operations of the department.

         (h) Unless previously experienced, the successful bidder shall receive the starting rate of the new job or his current rate whichever is higher

         (i) When junior and senior employees are successful bidders on the same job, and the senior employee has to be retained on his job for replacement purposes while the junior employee is placed prior to the senior man, the senior employee shall receive credit on the new job.

         (j) After a bidder has been selected on the basis of his seniority and ability, he relinquishes all right to return to his former job. He shall have thirty (30) working days to determine whether he wishes to remain on the job upon which he bid. If he wishes not to remain on the job, he will be transferred to a Utility job for a period of fifteen(15) working days before he is eligible to be considered for another job opening. The Company shall give the successful bidder who has been selected on the basis of his seniority and ability thirty (30) working days to prove his worth on the new job. If he is removed from the job by the Company before his thirty (30) working days have expired; he shall have the right to return to his former job. The parties recognize that it is possible for an employee to be qualified on his bid job upon the conclusion of the 30-day evaluation.

              Experience gained during the period of temporary assignment due to temporary upgrade will be disregarded when determining the relative ability of those who bid on a job. However, it is also understood that employees who fill a temporary bid will have their experience considered while on such bid if they subsequently bid on the same job on a permanent basis and are the senior employee bidding.

              When employees are absent from work for any legitimate reason, at times other than furlough or layoff, and it is anticipated that such absence will be in excess of four (4) consecutive weeks, but less than eighteen (18) consecutive weeks in duration, Management shall, if required, fill such opening on a temporary basis. If it is determined to fill such an opening, a bid labeled "temporary" shall be posted on the bulletin boards for forty-eight (48) consecutive work hours. Only employees in lower labor grades are eligible to bid on such openings and the bid will be awarded in accordance with this provision. Employees who are awarded these temporary job openings will be returned to their former job upon the return of the regular employee whose absence caused such an opening.

              An employee working in any classification on a temporary bid will be the first to be laid off from the classification in case of layoff and in such cases shall be returned to their former job without bump rights.

              Should the employee accepting the temporary bid remain on the job for more than thirty (30) working days and the opening subsequently is posted as being permanent, such employee's temporary assignment will be considered in the awarding of the bid if he is the senior employee bidding and, if selected.

              It is understood that temporary transfers between departments can be made for any reason relating to the efficient and economical operation of the plan. Management shall initially effect such a transfer in accordance with the efficient operation of the plant by transferring a qualified and available employee within the appropriate and/or affected classification who can perform the needed work in another department. Such transferred employees normally will be the least senior employee in accordance with the above if circumstances permit. Such temporary assignment shall not exceed four (4) continuous weeks. When the purpose of this temporary transfer has been accomplished within the four (4) week period mentioned herein, the employee transferred will be returned to his former department. If a temporary transfer in excess of one (1) week is required during times of furlough or layoff, the senior employee in such status will be recalled to fill the temporary opening beginning with the second week. The Company will meet with appropriate Union Officials prior to the transfer in question in order to provide the Union with an explanation for the transfer. The Company will not use this paragraph in assigning a series of temporary transfers to avoid filling a job opening.

              It is understood that all utility jobs are considered labor jobs and as such, these openings are filled first through the bid process and if no employee bids on the opening, it will be filled at Management's discretion which includes the placement of new hires at times when there are no active employees on layoff.


              Employees receiving training will receive their normal rate of pay, not the rate of pay associated with the job that they are receiving training in.

              The intent of the training period is to help the employee gain the skills necessary to allow him to perform specific job functions proficiently.

              The employee may be trained as an extra man on the job and/or actually perform the functions of the job until he has demonstrated that he can perform all of the functions of the job proficiently.

              Management will, when utilizing a qualified employee at a higher job Level than the regularly assigned job, pay the higher Level starting rate pay or the employee's regular rate of pay whichever is higher. The time during the temporary assignment will not count toward increases at the higher Level.

              If Management determines that a reduction in force or reduction of specific positions are necessary, the affected employees will, when possible, be put in a lower Level position at the rate on the schedule that corresponds to the rate of the higher Level the employee was earning just prior to the move.


C. An employee shall lose his seniority rights and standing, be removed from the seniority list and cease to be employed for any of the following reasons; the employee:

     1.  Quits.

     2.  Is discharged for cause.

     3.  Exceeds a leave of absence.

     4. Fails to return to work within five (5) working days after being recalled from layoff by registered mail.

     5. Has less than one (1) year service and due to absence, layoff or leave of absence a period of one (1) year has elapsed since he last worked for the Company. If the employee has one (1) year or more of service and due to absence, layoff or leave of absence a period equal to the length of service with the Company but not exceeding twenty-four (24) months has elapsed since he worked for the Company, seniority rights, standing and employment shall similarly terminate; provided, however, that seniority and employment rights shall be protected for a period equal to length of service but not exceeding sixty (60) months since the employee last worked for the Company if the employee continues to be eligible during such period for disability benefits under applicable workers' compensation statutes.

     6. Unauthorized absence from scheduled work for three work shifts and failure to show good cause for the absence and/or the failure to report off shall be deemed a voluntary quit.

     7.  Retirees

         In case of a permanent vacancy in a classification assigned to an operation or activity staffed by more than one crew or, in the case of non-rotating shifts, worked on more than one shift, the existing incumbents of that classification who have not exercised seniority preference in their classificaiton to change crews or shifts within the lst twelve (12) month period shall, in order of seniority preference, be given the opportunity to change crews or shifts. Following such realignment the resulting vacancy in the classification, identified by crew supervisor or shift, shall be posted for five (5) working days excluding Saturdays, Sundays and holidays.

D. The Company will supply the International Representative an updated seniority roster every six (6) months.



                                   ARTICLE 12
                                   ----------

                             PROBATIONARY EMPLOYEES
                             ----------------------

A. New employees or those hired after a break in continuity of service will be regarded as probationary employees for the first seven hundred twenty (720) hours of actual work and will receive no continuous service credit during such period. Probationary employees may initiate grievances after thirty
     (30) days under this Agreement in connection with matters other than discipline or discharge, but may be laid off, disciplined or discharged as exclusively determined by Management and such layoff, discipline or discharge shall not be subject to arbitration; provided that this will not be used for purposes of discrimination because of race, religion, national origin, handicap, age, military service in the Vietnam era, or sex or because of membership in the Union. Probationary employees continued in the service of the Company subsequent to the first seven hundred twenty
     (720) hours worked shall receive full continuous service credit from date of most recent hiring.

B. In cases in which employees are hired or rehired after a break in continuity of service on the same date, they will potentially have the same continuous service date for seniority purposes. Seniority ranking will be determined by comparing, the last two digits of each employee's social security number. The lesser-value two-digit number will be more senior than the higher number. If the last two digits are equal, a comparison will be done on the third from the right digit of each employee's social security number, with the lesser number being more senior. If a tie continues, the comparison process will continue with the fourth digit from the right, and so on.


                                  ARTICLE 13
                                  ----------

                                CONTRACTING OUT
                                ---------------

A. It is the Company's intention to use its employees for work on the properties involved at the plants covered by this Agreement in cases where in its reasonably exercised business judgment the assignment of particular work to employees of the Company is appropriate. However, the business determination by the Company as to the means and manpower to be used to perform particular work shall be conclusive and shall not be deemed in violation of this Agreement unless that determination is demonstrated to be made in bad faith. In making its determination, the Company shall be entitled to give consideration to any legitimate factor including but not limited to the availability of personnel, tools and equipment; the time required to complete the work; the necessary skills and expertise; the cost of various alternatives to performance; whether the work is of a temporary or ongoing nature; the relative importance of the project; the effective utilization of resources; and other relevant considerations.

B. Except in cases where immediate action is required, the Company shall notify the Union in advance when it intends to subcontract substantial work for performance in the plant and shall, upon request, discuss the matter with the Union before the subcontracting decision is implemented; provided, however, that the implementation of subcontracting decisions shall not be unduly delayed by the unavailability of a Union representative to promptly discuss the matter.

C. Notwithstanding the above, the Company will not contract out work if regular employees qualified to do the work are on layoff except by written agreement with the Union, which agreement shall not be unreasonably withheld giving consideration to the circumstances existing at the time of the subcontracting; nor will the Company, in the absence of such agreement, utilize subcontractors to perform regular day-to-day preventative and operating maintenance on an ongoing basis.

D. Notwithstanding any provision to the contrary anywhere in this Agreement, the Company may hire on a salary or contracted out basis, not subject to the Union representation clause, the following work:


     a)   roll turning and grinding
     b)   billet grinding
     c)   janitorial
     d)   physical and mechanical testing
     e)   macro etching and computer services
     f)   grass cutting and snow removal
     g)   EMT and medical
     h)   processing of baghouse dust and mill scale



                                   ARTICLE 14
                                   ----------

                                LEAVE OF ABSENCE
                                ----------------

A. An employee upon written application and with Management's written approval, may be given a personal leave of absence for a period not in excess of the period specified in Article 11, Section C, without interruption to his continuous service record. In no event shall a personal leave of absence be granted to an employee for more than thirty
     (30) days, except when there is a written agreement between the Management and the Union. The failure of the employee to return to his job at the expiration of the personal leave of absence will terminate any seniority rights he may have at that time, except as such period of personal leave of absence is extended by written agreement between the

     Company and the Union. Nothing in this section is to be contrary or more limiting than the leave as stated in the Family Medical Leave Act (FMLA) when such act is applicable.

B. A sick leave of absence for a period not in excess of the period specified in Article 11, Section C, will be given to any employee whose absence is necessary as the result of sickness or injury and whose absence is supported by a statement from the doctor who is treating him for such sickness or injury. The employee will be responsible for periodically providing continued medical evidence of his inability to work if the Company so request. This provision shall apply to both occupational and non-occupational disabilities.

C. Leaves of absence for the purpose of accepting positions with the International Union shall be available to a reasonable number of employees. Adequate notice of intent to apply for leave of shall be provided to the Company to enable proper provision to be made to fill the job to be vacated.


                                   ARTICLE 15
                                   ----------

                               SAFETY AND HEALTH
                               -----------------

A.   OBJECTIVE AND OBLIGATIONS
     -------------------------

     The Company and the Union will cooperate in the objective of eliminating accidents and health hazards. The Company shall make reasonable provision for the safety and health of its employees at the plants during the hours of their employment. The Company, the Union and the employees recognize their obligations and/or rights under existing federal and state laws with respect to safety and health matters, and will cooperate with respect to compliance; provided however, the Company agrees that the employees and the Union function is advisory in nature only and the employees and the Union are not liable for safety programs, procedures or acts of the Company.

B.   SAFETY APPAREL AND EQUIPMENT
     ----------------------------

     Protective devices, special wearing apparel and other special equipment necessary to properly protect employees from injury and required by the Company shall be provided without cost to the employee, except that the cost of safety shoes will be limited to $100.00 per contract year and must be purchased in compliance with the Company's Safety Shoe Purchase Procedure. Prescription safety glasses shall be provided through a Company-provided program once every two years. Non-prescription safety glasses, goggles, gas masks; face shields; respirators; special purpose gloves; fire proof or acid proof protective clothing when necessary and required by the Company shall be provided without cost to the employee, except that the Company may assess a fair charge to cover loss or willful destruction thereof by the employee. Proper heating and ventilating systems shall be installed where needed and maintained in good working condition.

C.   DRUG AND ALCOHOL
     ----------------

     The Company and Union agree to the Drug and Alcohol Testing Policy attached hereto as Appendix F and incorporated by reference herein.



                                  ARTICLE 16
                                  ----------

                                HEALTH BENEFITS
                                ---------------

The Company will provide the health, sickness and accident and life insurance, accidental death and dismemberment benefits (AD&D) identified in Appendix B, in accordance with the terms of Appendix B which is incorporated by reference herein.


                                  ARTICLE 17
                                  ----------

                                RETIREMENT PLAN
                                ---------------

A. In order to provide retirement benefits for its eligible hourly paid employees, the Company has established and will maintain in effect in its substantive provisions during the term of this Agreement, a qualified profit sharing plan and trust as defined under Section 401K of the Internal Revenue Code of 1986, to be identified as the USAP Hourly Employee 401(k) Plan (the "Plan").

B. All questions concerning eligibility, coverage, contributions, time and method of payment of benefits and interpretation shall be determined in accordance with the terms of the plan document to be prepared, which may be revised and amended in accordance with its provisions. Any disputes or questions of interpretation relating to entitlement to benefits under the Plan shall first be referred to and considered through the internal dispute resolution procedures established by the Plan before they can be processed as grievances under Article 6F of this Agreement. The Company is authorized to make such revisions in the terms of the plan and trust which may be reasonably necessary to comply with the Employee Retirement Income Security Act of 1974 ("ERISA") and to maintain the qualified tax exempt status of the Plan under the Internal Revenue Code of 1986, as amended.

C.   This Article summarizes and outlines the Plan's basic elements.

D. The Company shall contribute every six months to the Plan forty-five cents ($.45) during the first and second years of this Agreement, fifty cents ($.50) during the third and fourth year of this agreement and fifty-five ($.55) during the fifth year of this agreement, per credited hour paid for each Bridgeville Employee. Participants in the Plan shall be 100% vested after six months of employment, in the Company contribution, provided however that no contribution shall be made for participants who are not employees at least six months. Participants will be entitled to benefits under the Plan in accordance with terms and provisions of the Plan.



                                   ARTICLE 18
                                   ----------

                                 PROFIT SHARING
                                 --------------

Employees will be entitled to profit sharing as set forth in Appendix D, which is incorporated by reference herein. In the event the Union chooses to review any profit-sharing determinations and/or distributions by the Company, the procedures set forth in Appendix E will be followed.


                                   ARTICLE 19
                                   ----------

                NON-DISCRIMINATION/EQUAL EMPLOYMENT OPPORTUNITY
                -----------------------------------------------

It is the continuing policy of the Company and the Union that the provisions of this Agreement shall be applied to all employees without regard to race, religion, handicap, age, military service during the Vietnam era, national origin, or sex. The representatives of the Union and the Company in all steps of the grievance procedure and in all dealings between the parties shall comply with this provision. In all cases in which this Agreement makes reference to employees through the use of male gender pronouns, such reference shall be deemed to refer equally to female employees in the same manner as if female gender pronouns were substituted for male gender pronouns throughout the Agreement.


                                   ARTICLE 20
                                   ----------

                                 BULLETIN BOARD
                                 --------------

The Union shall have access to a bulletin board in each plant designated for its exclusive use in posting notices and announcements relating to Union meetings, Union elections and election results, Union social events and similar administrative subjects. Notices of an adversary or derogatory character directed towards the Company or its Management and notices of political, controversial, disruptive or inflammatory character shall not be permitted. There shall be no other postings or distribution of literature on Company premises except as specifically authorized in writing by the Company.



                                   ARTICLE 21
                                   ----------

                               AGREEMENT COMPLETE
                               ------------------

A. The Company and the Union have had ample opportunity to present for negotiations any subject desired. Each, therefore, clearly and unmistakably waives for the remainder of the term of this Agreement the right to request either party to negotiate on a subject whether or not covered in this Agreement and whether or not mentioned during negotiations, except with respect to the negotiation of a new contract under Article 22. This shall not be considered "boiler-plate" or a routine "zipper clause."

B. This Agreement is complete in writing. It may be amended only by an instrument in writing signed by the Company and appropriate Union representatives. Such an amendment may be effective during the term of this Agreement and may extend the term of this Agreement. This Agreement does not operate to include, nor does it obligate the Company to continue in effect any working condition, benefit or past practice which is not covered or contained in this Agreement.

C. If either party suggests any amendment to this Agreement, the willingness of the other party to discuss the request, or make any proposal, shall not in any way negate the complete waiver set forth in Section A of this Article, nor shall the making of any amendment in any way negate Section A.



                                  ARTICLE 22
                                  ----------

                                 EFFECT OF LAW
                                 -------------

A. In the event that any provision of this Agreement is determined to be in conflict with any applicable law or regulation, that provision shall no longer be effective; but the remainder of this Agreement shall continue in full force and effect.

B. The parties will, upon request, promptly meet and negotiate concerning possible revisions resulting from the invalidation, but Article 5 (NO STRIKE/NO LOCKOUT) shall remain in effect until termination of this Agreement.



                                  ARTICLE 23
                                  ----------

                                  TERMINATION
                                  -----------


This Agreement dated September 1, 1997, shall continue in full force and effect until August 31, 2002, inclusive, and thereafter it shall be considered automatically renewed for a successive period of twelve (12) months unless at least sixty (60) days prior to the end of the initial five-year term or the subsequent expiration of any twelve (12) month effective period either party shall serve written notice upon the other that it desires cancellation, revision or modification of any provision or provisions of this Agreement. In the event that proper notice is given under this provision, the parties shall attempt to reach an agreement with respect to the proposed change or changes, and at least forty-five (45) days prior to the expiration date of the Agreement, meetings to consider such changes shall be held by the parties. In the event the parties do not reach a written agreement by the expiration date in the particular year, as provided for herein, then this Agreement shall in all respects be deemed void and terminated. The parties hereto by written agreement may extend said period for the purpose of reaching a new Agreement.

WHEREFORE, the parties have caused this Agreement to be executed by their duly authorized representatives this 12 day of September .
                                     ----        -----------


Universal Stainless & Alloy                     United Steelworkers of
Products, Inc.                                     America AFL-CIO


/s/  C. M. McAninch                     /s/  George Becker
    ---------------------------------       -----------------------------------

/s/  B. Bowman                          /s/  Leo W. Gerard
    ---------------------------------       -----------------------------------

/s/  Paul A. McGrath                    /s/  Richard H. Davis
    ---------------------------------       -----------------------------------

                                        /s/  Leon Lynch
                                            -----------------------------------

                                        /s/  Andrew V. Palm
                                            -----------------------------------

                                        /s/  Thomas L. Simon
                                            -----------------------------------

                                         /s/  John Ratica
                                            -----------------------------------

                                         /s/  Charles E. Patterson, Sr.
                                            -----------------------------------

                                         /s/  Timothy Nicholls
                                            -----------------------------------

                                         /s/  Thomas Strohmeyer
                                            -----------------------------------

                                         /s/  Joseph R. Cheverine
                                            -----------------------------------

                                         /s/  Daniel S. Olander
                                            -----------------------------------

                                         /s/  Blair G. Bean, Jr.
                                            -----------------------------------

                                         /s/  Melvin H. Openbrower, Jr.
                                            -----------------------------------

                                   APPENDIX A
                                   ----------
                                   WAGE RATES
                                   ----------


All hourly employees employed as of the date of this agreement is signed will receive a one-time bonus of $500.00 paid on the first pay date following September 1, 1997.

The standard hourly wage rates for the qualification levels established as described below shall be as follows:

Increases will be given on March 1st and September 1st of each year according to the schedule below.

In order to adjust the pay increase schedule from the current individual seniority pay increase schedule to the March/September pay increase schedule, the following adjustment will be effective September 1, 1997. Employees with one (1) or more years of service who have been in their current pay rate category for more than two (2) months will advance to the next pay rate September 1, 1997. (Example, a Level II employee who is currently earning $12.00 per hour and has been at that rate for more than two months will advance to $12.25 on September 1, 1997).

Effective March 1, 1998, all non-probationary employees will advance to the next rate on the pay schedule and all future increases will take place on March 1st or September 1st. Employees that have fulfilled their probationary requirements, and have less than one (1) year of service, will receive $.25 on the first pay raise date. On the next pay raise date, they will receive another $.25 which will be equal to the one-year pay raise listed on Schedule A.

Probationary employees will remain at the start rate until such time that they have fulfilled their probationary requirements and will then increase to the next rate on the next regular increase day (March 1st or September 1st). Once an employee has reached the top rate within his job Level, his future compensation will be according to Pay Schedule B.

Pay Schedule A

                                                   6 mos.          6 mos.          6 mos.          6 mos.
Level              Start           1 yr.         thereafter      thereafter      thereafter      thereafter
1                        9.00            9.50            9.75           10.00           10.25           10.50
2                       11.00           11.50           11.75           12.00           12.25           12.50
3                       12.50           13.00           13.25           13.50           13.75           14.00

(Chart continued below)

                  6 mos.        6 mos.
Level           thereafter    thereafter
1                     10.75         11.00
2                     12.75         13.00
3                     14.25         14.50

Pay Schedule B

-----------------------------------------------------------------------------------------
    March 1, 1999     September 1, 1999        March 1, 2000         September 1, 2000
-----------------------------------------------------------------------------------------
      $500.00            $.25/hour                $600.00                $.25/hour
  One-time payment     Wage Increase          One-time payment         Wage Increase
-----------------------------------------------------------------------------------------

----------------------------------------------------------------
    March 1, 2001     September 1, 2001       March 1, 2002
----------------------------------------------------------------
       $700.00           $.25/hour               $800.00
  One-time payment     Wage Increase         One-time payment
----------------------------------------------------------------

All bonuses (one-time payments) will be paid on the next regular pay date following the bonus date.

          Provided however that each new employee starts at the start rate as of the date of the employee's first hour of work, regardless of date of hire, and progresses from the start point on the above chart.

New employees will be hired at the starting rate for the Level for which they are hired. They will advance within their Level according to the specified schedule. (Based on a September 1st and March 1st pay adjustment dates).

Employees who are promoted to a higher Level will:

A. If the employee has less than one year of service, the employee will start at the starting rate of the job Level he has been promoted to.

B. If the employee has more than one year of service when he is promoted to the new Level, he will start at the second rate at that Level (the one-year Level). Future rate increases will apply according to the September 1st and March 1st pay adjustment dates.

     The time associated with the rate schedule is based on the date when the employee starts working at a particular job Level.


     Qualification Level 3 shall consist of the following duties:

          a.    Roller
          b.    E.A.F. Operator
          c.    A.O.D. Operator
          d.    E.S.R. Operator
          e.    Machinist
          f.    Mechanic
          g.    Electrician
          h.    Mason
          i.    Ladleman
          j.    Ladle Craneman


     Qualification Level 2 shall consist of the following duties:

          a.    Heater
          b.    Craneman
          c.    Melting Helper
          d.    Warehouseman (Finisher)
          e.    Conditioner
          f.    Lab Technician
          g.    Molders (after six months on the job training)
          h.    Shearman
          i.    Scrap Yard Receiver/Charger


     Qualification Level 1 shall consist of:

          a.    Plant Utility (all other duties)

Employees are required to perform lower level jobs (Level 1 or 2) as assigned without additional compensation.

Progression Timetable
---------------------

Upon hire, employees will be assigned to the beginning rate for their qualification level. The qualification level shall be set by the Company according to the Company's duty openings and employee qualification for these openings. The Company is responsible for qualifying employees for additional duties based upon Company needs and employee consideration.

                                   APPENDIX B
                                   ----------
                                    BENEFITS
                                    --------


The following benefits will be provided to employees:

(1) Benefits as identified as, or similar to, Blue Shield Preferred Blue with $15.00 co-pay on name brand drugs if generic brands are available.

(2) Benefits as identified as, or similar to, Blue Shield Opti-Choice Vision coverage.

(3) Benefits as identified as, or similar to, Blue Shield Penn Dental coverage Option III

The Company will pay health care benefit premiums up to $450.00 per employee per month.

In the event of a layoff, the Company will provide health care coverage according to the agreement for a period not to exceed three (3) months starting with the first day of the month following that in which the employee was laid off.

Four Hundred Fifty ($450.00) Dollars per month is established as the cap amount for health care coverage (including single, husband & wife, parent & child, and family coverage). All increases in health costs above the cap (and its corresponding costs for other coverages) shall be shared 50/50, with the employees contributing 50% of the cost increases.

The cap will increase to $475.00 starting in September, 1998.

The cap will increase to $500.00 starting with the September premium for the year 2000.

The Company will provide reasonable notice to the Union, after receipt of same from the carriers, of any increases requiring employee contributions, and the Company may request a meeting to explore mutually agreeable alternatives.

Sickness and Accident -- $250/week, first day hospital, eighth day sickness
                         $275/week starting 9/1/99; $300/week starting 9/1/01.

Life Insurance and AD&D -- $15,000.00
               $20,000.00 second year starting with 1st Anniversary of contract. $25,000.00 fourth year starting with 3rd Anniversary of contract.

The Company has the sole right to choose claims administrators and insurance carriers and shall have the right to self-insure.

                                  APPENDIX C
                                  ----------

                EMPLOYEES ELIGIBLE FOR THREE (3) WEEKS VACATION
                             STARTING IN YEAR 1998.

------------------------------------------------------------------------------------
  Wengryn, Jr., Mittro          Bean Jr., Blair            Holeva Jr., Frank
------------------------------------------------------------------------------------
  Woods III, Clyde              Winters, Raymond           Veydt, William
------------------------------------------------------------------------------------
  Chambers, William             Zychowski, Kenneth         Bedillion, Gary
------------------------------------------------------------------------------------
  Highfield, Alan               Sartori, Joseph            Sundy, John
------------------------------------------------------------------------------------
  Margie, John                  Sweder, Donald             Openbrower, Jr., Melvin
------------------------------------------------------------------------------------
  Broccoli, Peter               Doernemann, David          Loman, Darnell
------------------------------------------------------------------------------------
  Murphy, Jessie                Patterson, Charles         Olander, David
------------------------------------------------------------------------------------
  Demeolo, Edward               Bryant, Ardella            West, David
------------------------------------------------------------------------------------
  Nicholls, Timothy             Jezowicz, Mark             Naser, Dale
------------------------------------------------------------------------------------
  Polite, Henry                 Bushmire, Harry
------------------------------------------------------------------------------------
  Grier, Gregory                Strohmeyer, Thomas
------------------------------------------------------------------------------------
  Murphy, Jerome                Bedillion, Timothy
------------------------------------------------------------------------------------
  Kelemen, Michael              Wozniak, Donald
------------------------------------------------------------------------------------
  Morris, Joseph                Diskin, David
------------------------------------------------------------------------------------

                                   APPENDIX D
                                   ----------
                                 PROFIT SHARING
                                 --------------



(1)  The Company shall implement and maintain a Profit Sharing Plan.

(2) Profit sharing shall occur, as explained below, for net income before tax, reduced by scheduled debt principal payments, of the Bridgeville Specialty Steel Division, in excess of an annual amount of one million dollars. Income before tax will be determined in accordance with generally accepted accounting principles.

(3) The profit sharing pool shall be 8.5% of the Bridgeville Specialty Steel Division pre-tax profits which are in excess of the one million dollar annual profit threshold identified in (2) above.

(4) The Profit Sharing general distribution amount will be divided by the total hours of all Union-represented and probationary employees at the Bridgeville Specialty Steel Division, and each such employee will receive a payment equal to the resulting amount multiplied by his or her hours during the period.

(5) For purposes of paragraph 4 above, "Hours" shall include the following but shall not exceed 2,080 hours for any plan year for any Employee or 520 hours for any quarter: Hours worked (including straight time and overtime hours), vacation, unworked holidays, jury duty, witness service, funeral leave, at the rate of 8 hours for each such day, hours on Union business, and hours at the rate of 8 hours a day or a maximum of 40 hours per week while receiving workers' compensation or sickness and accident benefits (based on the number of days absent from work while receiving such benefits). Workers Compensation and Sickness and Accident credit hours are only credited in the year in which the workers compensation or S&A Benefits began.

(6)  The Company will pay such Annual Profit Sharing Plan payout determined in
     (2) above on the 15th day of April following the calendar year when such profit sharing payment is earned. Eligible employees must be employed by the Company on the date of distribution, except for employees 60 years of age or older who have taken retirement, or employees collecting Social Security Disability, regardless of age.

(7) Worker's Compensation Savings. To the extent, after the first year of this Agreement, the Company obtains a savings from its first year's workers' compensation rates due to the safe activities and safety consciousness of the employees, as reflected by the State designated modifier and savings resulting from safety committee certification by the State. 50% of this savings will be paid to the Employees on the 15th day of April following the calendar year when the savings occurred.

(8) The Company will make a partial payout for the period of January 1, 1997 through June 30, 1997 on the pay date closest to September 15, 1997. The payout will consist of 75% of the 8.0% net income, reduced by $500,000, during the period. Employees with credited hours during the period will receive a portion equal to the total pool divided by total hours during the period multiplied by his hours during the period not to exceed 1,040 hours for any employee during the period.

(9) Starting with the third quarter of 1997, the Company will make partial payments for the first, second, and third quarter of each calendar year. The total payout for the period will be 75% of 8.5% net income beforetax for the period reduced by $250,000.00. Payment will be made on the pay date closest to the 15th day of the second month following the end of the quarter.

     Each eligible employee (an employee who has hours in the period) will receive a portion of the total payout equal to the total payout divided by the total number of hours for the period and multipled by his hours during the period (not to exceed 520 hours for any one individual).

                                   APPENDIX E
                                   ----------

                        PROFIT SHARING AUDIT PROCEDURES
                        -------------------------------


The Union recognizes the Company's need for confidentiality and commercial sensitivity of financial information related to the Company's profitability.
The Company recognizes the Union's need for some access to Company records, upon the Union's option, to verify profit-sharing in accordance with Appendix D.

In recognition of these basic principles, the Company and Union agree to the following procedure, which is to be strictly complied with:

     1) The Union may make a request to review financial information of the Company within fifteen (15) days of the Company's declaration of a profit-sharing distribution or notice to the Union that no distribution will occur.

     2) The Union will select a single certified public accountant ("Union Auditor"), either from the USWA International or from a nationally recognized accounting firm, to be paid out of the profit sharing amounts.

     3) The Company will provide this Union Auditor at the Company offices with access to reasonably requested Company books and records, including the work papers of the auditor who has prepared the Company's annual statements. The Union shall have access to the auditor who has prepared the Company's audit.

     4) All information will be kept in strict confidence and only used for internal purposes. The absolute confidentiality of all financial information shall be maintained at all times. The Union Auditor, Company representative, and arbitrator will sign appropriate Confidentiality Agreements. Under no circumstances shall any financial information obtained by the Union Auditor be used for any purpose, by the auditor or the Union or any other entity, for any purpose other than the verification and/or challenge of profit-sharing determination.

                                   APPENDIX F
                                   ----------

                        DRUG AND ALCOHOL TESTING POLICY
                        -------------------------------


USAP is committed to the health and safety of its employees. Employees that are dependent, under the influence or abusers of controlled substances, including prescription drugs that are misused, or alcohol, significantly impair the safety of themselves and others and reduce the effectiveness of their job performance. It is USAP's policy, consistent with the mandates of the Federal Drug Free Workplace Act, to assure that when there is probable cause to believe an employee is dependent, under the influence of abusing controlled substances or alcohol, by reason of demeanor, appearance, physical symptoms, possession, known abuse or a combination thereof, or involvement in a serious workplace accident, such employee will be removed from the work environment and tested for the presence of controlled substances and/or alcohol. In addition, a screening for the presence of controlled substances may be performed as a part of routine post offer of employment physicals and when employees return to work following an absence of thirty (30) calendar days or longer. Further, pre-employment screening may be performed prior to an offer of employment or as a hiring contingency.

When testing is required or requested, the employed will be transported to an approved medical facility where proper chain of custody procedures as outlined by the National Institute of Drug Abuse (NIDA) will be observed. The employer representative will arrange to have the suspect employee observed by a second employer representative or a Union representative (whenever or wherever reasonably possible) prior to testing.

1. A refusal to submit to testing in accordance with this policy (Probable Cause) will be subject to discipline up to and including discharge. An employee (Probable Cause) who tests positive at or above the attached listing (page 44) of drug and/or alcohol levels, which are and will automatically be consistent with State/Federal Guidelines, will be considered as having a drug abuse problem and/or as being intoxicated.
     Said employee may be subject to discipline up to and including discharge depending upon the probable cause (e.g., property damage, fighting, etc.). Absent such extenuating circumstances, an employee may avoid discipline if he/she seeks rehabilitative treatment. In order to maintain employment, the employee must successfully complete an approved rehabilitation program. Should the employee refuse rehabilitation and/or does not successfully complete the program, such employee will be subject to discipline up to and including discharge.

2. An individual who voluntarily admits to an alcohol and/or a drug problem before a probable cause situation exists and who subsequently successfully completes an approved rehabilitation program shall not be disciplined as a result of said disclosure.

Further, it is understood that employee(s) in either Items 1 and 2 immediately above will be given one (1) and only one (1) such opportunity to rehabilitate themselves. An employee who tests positive after completing rehabilitation, as required by this policy, will be discharged. Further, any employee who successfully completes a rehabilitation program will be subject to random testing within the next twenty-four month period. Should the employee test positive (at or above the drug and alcohol levels attached), such employee will be subject to immediate discharge.

                                 CUTOFF VALUES
                                 -------------


                      EMIT   GC/MS
DRUG                  ng/ml  ng/ml
-----------------------------------

Amphetamine/1/         300    300

Barbituates            300    300

Benzodiazephines       300    300

Cannabinoids            20     15

Cocaine Metabolite     300    150

Methadone              300    150

Methaqualone           300    300

Opiates                300    300

Phencyclidine           25     25

Propoxphene            300    300


-------------------------
     /1/If Amphetamines screen at 1,000 ng/ml - confirmation cutoff will be 500 ng/ml.

Blood alcohol level of 0.1 gm/dl or greater is considered being intoxicated.